UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015

SMITHFIELD FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-15321	52-0845861
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Tender Offers

On February 6, 2015, Smithfield Foods, Inc. (the “Company”) issued a press release announcing the early results of its previously announced cash tender offers (the “Tender Offers”) for its 7.750% Senior Notes due 2017 (the “2017 Notes), 5.250% Senior Notes due 2018 (the “2018 Notes”), 5.875% Senior Notes due 2021 (the “2021 Notes”) and 6.625% Senior Notes due 2022 (the “2022 Notes,” and, together with the 2017 Notes, 2018 Notes and 2021 Notes, the “Notes”), subject to a maximum aggregate purchase price of $275,000,000 (the “Maximum Purchase Price”). As of 5:00 p.m., New York City time, on February 5, 2015 (the “Early Tender Date”), approximately $132,235,000 million aggregate principal amount of the 2017 Notes, $126,200,000 million aggregate principal amount of the 2018 Notes, $45,664,000 million aggregate principal amount of the 2021 Notes and $115,672,000 million aggregate principal amount of the 2022 Notes had been validly tendered and not validly withdrawn pursuant to the Tender Offers.

Acceptance of Notes for purchase in the Tender Offers is subject to the Maximum Purchase Price, acceptance priorities, maximum tender amounts for each series of the Notes and proration, all as described in the Offer to Purchase and related Letter of Transmittal.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 6, 2015, related to the Tender Offers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: February 6, 2015	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 6, 2015, related to the Tender Offers

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